Exhibit 10.1

                              EMPLOYMENT AGREEMENT


THIS AGREEMENT is made  effective this 5th day of January,  1999, by and between
SkyMall,   Inc.,  a  Nevada   corporation   ("Employer"),   and  Thomas  Edwards
("Employee"):

                                    RECITALS

     A.   Employer wishes to retain the services of Employee;

     B. Employee wishes to be employed by Employer as Chief Marketing Officer for Employer's subsidiary, Skymall.com, Inc.; and

     C.   Employer  and  Employee  wish  to  memorialize   the  terms  of  their
          agreement.

                                    AGREEMENT

     In consideration of Employer's employment of Employee, the compensation to be paid to Employee, and the mutual covenants and promises contained herein, the parties agree as follows:

     1. EMPLOYMENT. Employer shall employ Employee as Chief Marketing Officer for Skymall.com, inc., and reporting directly to the CEO of the parent company SkyMall Inc. Employee shall accept such employment and agrees to perform his duties and responsibilities in accordance with the terms and conditions herein.

     2. TERM. The term of the employment of Employee by Employer shall be for a period of three years, commencing on January 5, 1999, and ending on January 5, 2002, unless sooner terminated in accordance with paragraph 17 of this Agreement. The employment of Employee may be renewed by a written agreement signed by the Employee and Employer specifically renewing Employee's employment and specifying a renewal term. Neither the Employee nor Employer will have any obligation to renew the employment.

     3. EMPLOYEE'S OBLIGATIONS AND DUTIES. During the term of his employment, Employee shall devote his full time and efforts to the business affairs of Employer provided, however, the foregoing shall not prevent the employee from pursuing other activities outside his employment with employer so long as such activities do not interfere with his performance with his duties and the employee keeps the CEO informed of his activities. Employee shall perform and discharge in a diligent and professional manner such duties and responsibilities as may be prescribed from time to time by Employer. Employee agrees to adhere to all of Employer's rules, policies, and procedures as may be in effect from time to time, including but not limited to Employer's policy requiring pre-employment and routine random drug screening, and any policies contained in Employer's employee guidebooks. Employer may amend, revise, or discontinue any of its rules, policies, and procedures as Employer deems necessary or desirable. The terms of Employer's rules, policies, procedures and employee guidebooks do not create any contractual rights in favor of Employee.

     4. BOARD OF DIRECTORS. Employer shall cause Employee to be immediately appointed to the Board of Directors of Skymall.com, Inc.

     5. ANNUAL BASE SALARY. During the term of Employee's employment under this Agreement, Employer shall pay Employee an annual base salary of a minimum of $250,000.00. From time to time, or in connection with performance evaluations, Employer may increase the amount of this base salary. All compensation paid pursuant to this paragraph shall accrue and be payable in accordance with the payroll practices of Employer as may be in effect from time to time. Employer's current payroll practices provide for bi-weekly payment of wages.

     6. SIGNING BONUS. On the first regularly occurring pay day after Employee commences his employment, Employer shall pay Employee a one-time signing bonus in the amount of $100,000.00.

     7. INCENTIVE BONUS. During the term of Employee's employment under this Agreement, Employee will be eligible to participate in Employee's incentive compensation plan that will allow Employee to earn a cash bonus of up to seventy-five percent (75%) of his annual base salary, with a guaranteed minimum bonus of $150,000.00 annually.

     8. STOCK OPTIONS. Employee shall be eligible to receive options to purchase 75,000 shares of stock of SkyMall, Inc. at the market price on the date of acceptance of this agreement. One-third of such options shall be immediately vested, and the remaining two-thirds shall vest as follows: one-third on the first anniversary of the date of this agreement and one-third on the second anniversary of this agreement. On the ninetieth day following the acceptance of your employment and to the extent that the stock price of SkyMall's common stock is less than the exercise price of the option granted to you on your start date, the Board will consider granting additional options to you to give the equivalent economic benefit of the options granted to you on your start date. Employee shall be eligible for additional option grants in accordance with Employer's policies as may be in effect during the term of this Agreement. Employee shall be entitled to retain any options granted pursuant to this Agreement, vesting will be accelerated to 100% upon change in control in accordance with the terms of any applicable option agreement, even if Skymall.com, Inc. is no longer owned by Employer. All options granted under this agreement shall become fully vested upon a change in control of SkyMall Inc.

     9. COMPENSATION BY RIPTIDE. During the term of Employee's employment under this Agreement, Employer acknowledges that Riptide has agreed to pay Employee an additional $200,000.00 each year for three years, to be pro-rated and paid concurrently with the pay periods of Employer. If Riptide fails to make such payments to Employee for any reason whatsoever, Employer shall guarantee such payments and make such payments itself.

     10. PERSONAL PAID TIME OFF. Employee shall be entitled to 24 personal paid time off days per year (accrued at the rate of 7.38 hours per pay period). Any unused days shall be forfeited, and no payment shall be made in lieu of taking time off.

     11. 401(K). After 90 days of employment, Employee shall be eligible to participate in Employer's 401(k) Plan that is currently offered through Fidelity


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Investments. Employer shall match fifty percent (50%) of Employee's contribution to the 401(k) Plan (up to 6% of Employee's annual base salary) in accordance with the terms of the Plan documents.

     12. EMPLOYEE BENEFITS. During the term of Employee's employment under this Agreement, Employee shall be eligible for medical and dental insurance (beginning on the first day of the month after one full month of employment), short and long-term disability insurance and life insurance, all in accordance with the standard benefits policies and procedures applicable to employees of Employer during the term of this Agreement.

     13. EXPENSES. During the term of Employee's employment under this Agreement, Employer shall reimburse Employee for all reasonable travel (it is expressly understood that it shall be reasonable to purchase First Class tickets for air travel) and other expenses incurred by Employee in connection with the performance by Employee of his duties and responsibilities hereunder, subject to Employee's submission of receipts for the expenses, and in accordance with Employer's standard policies as may be in effect from time to time.

     14. RELOCATION REIMBURSEMENT. Employee shall be entitled to reimbursement for reasonable travel expenses associated with up to three visits during which he and his spouse locate a home in Arizona, and reasonable moving expenses associated with Employee's relocation from California to Arizona. The reimbursement shall be grossed up for tax purposes and shall include the following items that are actually paid for by Employee and documented with applicable receipts: closing costs on the sale of Employee's home in California and purchase of a home in Arizona; packing, loading and transportation of household goods and four cars; air fare for spouse, two children and nanny or mileage (at 32 cents per mile) if cars are driven from California to Arizona by Employee or his spouse; the cost of up to two rental cars while Employee's cars are being moved; and other reasonable, incidental interim moving or living expenses not to exceed ninety days from the date of employment. Employer shall not purchase Employee's current home.

     15. WITHHOLDING OF TAXES. Employer may withhold from any compensation or benefits payable to Employee under this Agreement all federal, state and local taxes as may be required to be withheld by law, regulation or ruling.

     16. PERFORMANCE REVIEWS. Employer shall provide Employee with annual performance reviews in a manner deemed reasonable by Employer in its sole discretion.

     17. TERMINATION. Employee's employment is at will and may be terminated at any time, by either party, with or without cause, by providing written notice to the other.

          a. BY EMPLOYEE. If Employee's employment is terminated by Employee for any reason, or for no reason, Employer shall have no further obligation or liability other than: (i) to provide Employee his pro-rated annual base salary through the last date Employee performs work for Employer; and (ii) to provide Employee continuing benefits as required under COBRA or other applicable law.


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

          b. BY EMPLOYER. If Employee's employment is terminated by Employer for any reason, then Employer shall, through January 5, 2002: (i) continue to guarantee and pay to Employee the annual base salary of $250,000.00; (ii) continue to guarantee the annual compensation of $200,000.00 promised by Riptide; and (iii) continue to pay to Employee the guaranteed minimum bonus of $150,000.00 annually through January 2002. Additionally, the stock options to be awarded hereunder shall continue to vest, and Employee shall be eligible to purchase additional options that would normally be made available to executives at his level.

     18.  CONFIDENTIALITY.

          a. CONFIDENTIAL MATERIAL. In the course of Employee's employment by Employer, Employee will be given access to and become acquainted with trade secrets and various other proprietary or confidential technical and commercial information, including, but not limited to, the following: (i) business strategies, pricing, marketing and cost data; (ii) technical information regarding Employer's products and services; (iii) confidential customer information; (iv) customer and supplier lists; (v) contents of contracts and agreements with partners, merchants, customers and suppliers; (vi) customer requirements and specifications; and (vii) e-commerce designs, plans, development techniques and other products or processes, whether or not copyrighted by Employer. All items described in the foregoing sentence are defined herein as "Confidential Material." Employee further acknowledges that the Confidential Material has been developed or acquired by the Employer through expenditure of substantial time, effort and money, and that the Confidential Material provides Employer with an advantage over competitors.

          b. NON-DISCLOSURE AGREEMENT. In consideration for access to Confidential Material, Employee agrees that during his employment and continuing for five years thereafter, he shall not directly or indirectly disclose or use for any reason whatsoever any Confidential Material obtained by him by reason of his employment with Employer, except as required to conduct the business of Employer or as authorized by express written permission of the Board of Directors of Employer or as otherwise required by law.

          c. OWNERSHIP OF DATA. Employee confirms that all Confidential Material and all documents reflecting such information remain the exclusive property of Employer. All business records, papers, documents or other data, in whatever form, kept or made by Employee relating to the business of Employer, shall be and shall remain the property of Employer during the term of Employee's employment and at all times thereafter. Employee will grant and hereby grants to Employer the sole and exclusive ownership of (including the sole and exclusive right to reproduce, use or disclose for any purpose) any and all reports, drawings, data, programs, plans, writings or other information made or prepared by Employee alone or with others during the term of his employment that relate to his employment or Employer's business.

          d. REMEDIES. Employee hereby agrees that damages and any other remedy available at law would be inadequate to redress or remedy any loss or damage suffered by Employer upon any breach of the terms of this paragraph 18 by Employee, and Employee therefore agrees that Employer, in addition to recovering


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

on any claim for damages or obtaining any other remedy available at law, also may enforce the terms of this paragraph 18 by injunction or specific performance, and may obtain any other appropriate remedy available in equity. Employee further acknowledges and agrees that Employer shall be entitled to recover attorneys' fees and costs associated with enforcement of this paragraph 18.

     19. NON-COMPETE AGREEMENT.

          a. HIGHLY-COMPETITIVE MARKET. Employee acknowledges and agrees that Employer's products and services are sold and performed in a highly-competitive market. Employee acknowledges that the services he may render to Employer, the information exchanged between all parties in connection with rendering those services, and Employer's relationships with customers, airlines, transportation companies, catalog retailers, vendors, banks, accountants, and any other Employer program participants, business partners or similar parties, are each of a unique and valuable character. Employee acknowledges that the market for Employer's products and services is national and international in scope.

          b. LIMITATION OF ACTIVITIES. Employee agrees that, for a period of two (2) years after the termination of this agreement or the date employer last makes a payment to employee under this Agreement, he shall not engage in, plan for, organize, work for, or assist, directly or indirectly, any business that is competitive, directly or indirectly, with Employer's business, nor solicit participants in or customers of the Employer's program, nor use Employee's knowledge of Employer or its business in any manner that competes with Employer. As used in this paragraph 19, the term Employer includes SkyMall, Inc. and any of its affiliates or subsidiaries. The foregoing restrictions shall be understood to prohibit Employee from participating in the following non-exclusive list of activities:

               (i) Provide services as an employee, director, consultant, agent, or representative to any company or other entity that is competitive, directly or indirectly, with Employer's plans and initiatives for the Internet or interactive shopping.

               (ii) Provide services as an employee, director, consultant, agent, or representative to any catalog company or other entity that is competitive, directly or indirectly, with Employer or its products and services or entities in which SkyMall has an equity interest.

               (iii) Directly  or   indirectly   solicit   Employer's   vendors,
customers, employees, business partners or similar third parties for any activity that is directly or indirectly competitive with Employer.

               (iv) Participate in, be employed in any capacity by, serve as director, consultant, agent or representative for, or have any interest, directly or indirectly, in any entity or enterprise which is engaged in a business directly or indirectly competitive to Employer, or which is competitive to any products and services being actively developed by Employer with the bona fide intent to market same. Without limiting the generality of the foregoing,


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Employee  agrees that it shall be a violation of this  Agreement for Employee to participate in, be employed in any capacity by, serve as director, consultant, agent or representative for, or have any interest, directly or indirectly, in the following companies or any of their affiliates: Genesis Direct, Cornerstone Group, CUC International, Inc., Hanover and Cinmar Group.

               (v) Own, either directly or indirectly or through or in conjunction with one or more members of his family or his spouse's family or through any trust or other contractual arrangement, a greater than five percent (5%) interest in, or otherwise control either directly or indirectly, any partnership, corporation, or other entity which has products and services that are competitive to any products and services being developed or otherwise offered by Employer or being actively developed by Employer with a bona fide intent to market same.

          c. REMEDIES. Employee hereby agrees that damages and any other remedy available at law would be inadequate to redress or remedy any loss or damage suffered by Employer upon any breach of the terms of this paragraph 19 by Employee, and Employee therefore agrees that Employer, in addition to recovering on any claim for damages or obtaining any other remedy available at law, also may enforce the terms of this paragraph 19 by injunction or specific performance, and may obtain any other appropriate remedy available in equity. Employee further acknowledges and agrees that Employer shall be entitled to recover attorneys' fees and costs associated with enforcement of this paragraph 19.

     If any provision of this paragraph 19 is deemed, as a matter of law, to be unreasonable as to time, area, or scope by any court, then such court shall have authority to modify this paragraph as to time, area or scope, but only to the limited extent necessary to make this paragraph reasonable and enforceable.

     20. EMPLOYEE'S REPRESENTATIONS AND WARRANTIES. Employee represents and warrants that he is currently a member of the Boards of Directors of the following entities, and no others: Riptide, Gravity, City Meals. Employee represents and warrants that this Agreement does not violate the terms, conditions or provisions of any employment relationship with any prior employer.

Employee shall not accept any appointments to serve on any other Boards without prior written approval of Employer.

     21. RETURN OF MATERIALS. Employee shall return to Employer promptly at its request all materials furnished to Employee by Employer and all materials prepared by Employee that contain Confidential Material together with all copies thereof.

     22. NOTICES. Any notice or other communication required or permitted hereunder shall be sufficient if given in writing and delivered personally or mailed by registered or certified mail, return receipt requested, postage prepaid and addressed to the parties at the addresses listed below. Either party may designate a different address by notice so given.


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                      Employer:  Christine Aguilera
                                 General Counsel
                                 SkyMall, Inc.
                                 1520 East Pima Street
                                 Phoenix, Arizona  85034

                      Employee:  Tom Edwards
                                 11 Ashdown Place
                                 Half Moon Bay, CA  94404

     23. GOVERNING LAW AND CHOICE OF FORUM. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona without regard to its conflicts of law principles. The parties agree that any legal suit, action or proceeding arising out of or related to this Agreement shall be instituted in a state or federal court of competent jurisdiction located in Maricopa County, Arizona. The parties accept the exclusive jurisdiction of the aforesaid courts, and irrevocably agree to be bound by any judgment rendered by said courts in connection with this Agreement.

     24. SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     25. AMENDMENT. This Agreement shall not be modified, amended or rescinded except by written instrument duly executed by Employee and Employer.

     26. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     27. CAPTIONS AND HEADINGS. The captions and headings of this Agreement are for convenience of reference only and shall not be considered to be a part of this Agreement, affect the meaning or interpretation of this Agreement, or be used in determining the intent of the parties.

     28. SURVIVAL. The provisions of paragraphs 18 and 19 of this Agreement shall remain in full force and effect following the termination of Employee's employment or the termination of this Agreement.

     29. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be unforceable by Employer's successors and assigns, and is fully assignable by Employer to any of Employer's current or future affiliates and subsidiaries.


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     30. ENTIRE  AGREEMENT.  Except as stated herein,  this Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof.


SKYMALL, INC.,
A NEVADA CORPORATION


By: /s/ Robert M. Worsley                    Date:         1/5/99
    --------------------------------                -----------------------
    Robert M. Worsley
    Its:  President and CEO



/s/ Thomas C. Edwards                        Date:         1/5/99
------------------------------------                -----------------------
Thomas C. Edwards


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